Exhibit 99.1
TTM Technologies Investor Presentation Needham Growth ConferenceJanuary 17, 2013
Safe HarborDuring the course of this presentation, the company will make forward-looking statements subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, fluctuations in quarterly and annual operating results, the volatility and cyclicality of various industries that the company serves and other risks described in TTM's most recent SEC filings. The company assumes no obligation to update the information provided in this presentation. The company also will present non-GAAP financial information in this presentation. For a reconciliation of TTM's non-GAAP financial information to the equivalent measures under GAAP, please refer to the company's press release, which was filed with the SEC and which is posted on TTM's website.

Recent Developments

- Q4 2012 revenue and EPS will be at or somewhat above high end of guidance range; we'll announce earnings on Feb. 5
- Appointed Thomas Edman as President
  - 20 years of electronics industry experience in the U.S. and Asia
  - Extensive knowledge of TTM's business as board member since 2004
- Fiscal cliff outcome delays decision on federal spending cuts and sequestration, leading to continued uncertainty for TTM's defense customers
- Handheld electronics devices remain a key source of strength
  - HDI, substrate, rigid flex and flex assembly expected to account for about 60% of AP revenue in Q4 2012, up from about 45% in Q1 2011
- Demand environment remains challenging for conventional PCB capacity

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Company Overview

Global Leader in PCB Manufacturing

- Leading global PCB manufacturer - $1.4 billion in revenue*
- 15 specialized factories located in U.S. and China
- Approximately 20,000 employees worldwide
- Focused on advanced technology products
- Total customer solution: prototype through production
- Technology development coordinated with customers' needs
- Diversified end markets with broad customer base

* Based on 2011 sales

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(CHART) Historical Pro Forma Sales* AP: 21% CAGRNA: 15% CAGRTotal: 19% CAGR * AP includes Meadville pro forma sales

Current Global Ranking



Top 10 World PCB Makers 2011
Represents approximately 30% of 2011 total world PCB output
$ millions
$2,500
$2,000
$1,500
$1,000
$500
$-
$2,370
$2,240
$2,126
$1,510
$1,445
$1,428
$1,395
$1,335
$1,315
$1,290
Unimicron
Nippon Mektron
Ibiden
Zheng Ding (Foxconn)
SEMCO (Samsung)
TTM
Tripod
Young Poong Group
Nanya PCB
HannStar

Source: Prismark, PCB Report – February 2012

Leading Position in Growing Market Segments

- Core supplier to wide range of high-end networking products addressing increasing bandwidth demands
- Key supplier in rapidly growing touch screen tablet market
- Expanding position in smartphones
- Leadership position in strategic North America Aerospace & Defense industry

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Regional PCB Company Ranking 2011 Regional PCB Company Ranking 2011 Regional PCB Company Ranking 2011 Top 5 American PCB Makers Top 5 Chinese PCB Makers Source: NT Information, Global PCB Output Report, May 2012 $ in millions USD $ in millions USD Represents approximately 36% of 2011 total Americas PCB output Represents approximately 25% of 2011 total Chinese PCB output Source: NT Information, Global PCB Output Report, May 2012
Specialized Facilities Provide Optimal Growth Integrated manufacturing platform enables TTM to execute a global facility specialization strategy Focused Assembly 8 Shanghai, China 1 Stafford, CT 3 San Diego, CA Aerospace/Defense 5 High Tech/Quick-Turn/High Mix 4 Chippewa Falls, WI 2 Santa Clara, CA Santa Ana, CA 6 Logan, UT 9 Stafford Springs, CT China Volume Production 10 Dongguan - DMC 11 Dongguan - SYE 12 Guangzhou - GME 13 Shanghai - SME 14 Suzhou - MAS Substrate 15 Shanghai - SMST 7 Hong Kong - OPCM 1 9 2 5 3 4 6 United States 7 10 11 12 13 15 8 14
Industry & Market Overview
World PCB Outlook The worldwide PCB market is expected to grow at nearly 6 percent through 2014 with the majority of growth occurring in Asia60% of the world PCB production will be generated from the Greater China region in 2014 PCB production in the Americas is expected to deliver moderate growth and remains significant to TTM Region 2010 $B 2014 $B 10 /14 CAGR China / HK / Taiwan $29.3 $42.2 8.8% Japan $9.9 $7.6 -7.0% SE Asia, Korea, Others $9.7 $13.3 7.9% Americas $3.4 $3.7 2.6% EU $2.8 $3.2 2.5% World $55.1 $70.0 5.8% Source: N.T. Information Ltd. April 2012
2011 World PCB Production by Product Type TTM is focused on advanced technology Source: Prismark Partners, May 2012 (CHART)

Diversified End Markets


Combined
Medical / Industrial / Instrumentation 8%
Other 11%
Networking / Communications 29%
Cellular Phone 15%
Aerospace / Defense 16%
Computing / Storage / Peripherals 21%

	AP	NA
Aerospace / Defense	0%	42%
Cellular Phone	24%	0%
Computing / Storage / Peripherals	27%	10%
Medical / Industrial / Instrument	6%	13%
Networking / Communications	27%	34%
Other	16%	1%

3Q 2012 Sales

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Future Plans & Strategies
Positioned for Revolutionary Growth Advanced PCB and Semiconductor Technology Expansion in Communication, Networking & Storage Infrastructure Proliferation of "Converged Mobile Devices" Explosion of Network Applications & Cloud Computing Consumer Demand for Advanced Printed Circuit Board Technology Business

Value Added Strategy Throughout Product Life Cycle


Maturity
• High Volume
END
• High Mix / Low Volume
START
R&D
• Early involvement engineering support
TTM Technologies
Advanced Technology & Service Excellence
• Increasing volumes – short lead time
• High technology Volume production
Launch/ Ramp
• Prototype / QTA
• Pilot orders
NPI

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Key Initiatives

- AP Strategy
  - Focus on smartphone, touch-pad tablets and other hand-held devices by expanding further in advanced HDI flex and rigid-flex
  - Continue to grow higher conventional technology capabilities for networking infrastructure
  - Leverage niche position in substrate
  - Optimize efficiency
- NA Strategy
  - Continued focus in advanced technology, HMLV and QTA
  - Expand HDI capacity for North America requirements
  - Leverage A&D market leadership
- Grow business by servicing customers globally
- Manage balance sheet for growth and risk

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Financial Overview
Income Statement - Q3 YTD* * Includes goodwill impairment charges of $218.4M, debt extinguishment of $5.5M and non-recurring tax benefit of $3.3M
Target Model * Excludes goodwill impairment charges of $218.4M, debt extinguishment of $5.5M and non-recurring tax benefit of $3.3M
Balance Sheet Highlights
Cash Flow
Investment Highlights Market leader in advanced technology PCBs globallyStrong track record of operating performanceEmphasis on customer service with facilities tailored to meet customer needs now and in the futureFocused on growth through organic opportunities as well as strategic acquisitionsHealthy balance sheet and solid cash flow funding growth
Appendix
Reconciliations
IR Contacts Asia Pacific Audrey SimVP, Investor Relations & Marketinge-mail: audrey.sim@ttmtech.com.hk Corporate Steve RichardsCFO & Investor Relationse-mail: steve.richards@ttmtech.com